Exhibit 10.84

KINDRED HEALTHCARE, INC.

DIRECTOR FEE DEFERRAL PLAN

Purpose

This Plan is designed to allow non-employee members of the Board of Directors of Kindred Healthcare, Inc. (the "Company") to defer receipt (and taxation) of fees that would otherwise be payable in cash.  This Plan shall be unfunded for tax purposes and is intended to comply with Section 409A of the Code.

Section 1—DEFINITIONS

For purposes hereof, unless otherwise clearly apparent from the context, the following phrases or terms shall have the following indicated meanings:

1.1

"Account Balance" or "Account" means, with respect to a Participant, the sum of (i) his or her Deferral Amount, plus (ii) interest credited in accordance with the applicable interest crediting provisions of this Plan, less (iii) all distributions.  This Account shall be a bookkeeping entry only and shall be utilized solely as a device for the measurement and determination of the amounts to be paid to a Participant pursuant to this Plan.

1.2

"Annual Enrollment Period" means the period during which a Director must enroll (or disenroll, if an election has carried over) to make Deferrals which, with respect to any Plan Year, shall be the period prior to the first day of the Plan Year, or, in the case of those who are elected Directors for the first time after the first day of a Plan Year, the period ending 30 days after their election.

1.3

"Deferral Amount" means, with respect to a Participant, that portion of the Participant's Retainer or Fees to be paid during a Plan Year that the Participant elects to have and actually is deferred in accordance with this Plan.

1.4

"Beneficiary" means one or more persons, trusts, estates or other entities, designated in accordance with Section 6, who are entitled to receive benefits under this Plan upon the death of a Participant.

1.5	"Board" means the Board of Directors of the Company.
1.6	"Code" means the Internal Revenue Code of 1986, as amended from time to time.
1.7	"Committee" means the Executive Compensation Committee of the Board.
1.8	"Company" means Kindred Healthcare, Inc., a Delaware corporation.
1.9

"Crediting Rate" means a fixed rate for each Plan Year equal to 100% of the interest rate published in Moody's Bond Record under the heading "Moody's Corporate Bond Yield Baa Average" for the month of October preceding the first day of the Plan Year.

1.10	"Director" means a member of the Board of Directors of the Company
1.11

"Election Form" means the form similar to that attached as Annex A or electronic enrollment process established from time to time by the Committee that a Participant uses to make a deferral and/or payment election under the Plan.

1.12	"Participant" means a Director who has entered the Plan or who has an Account under the Plan.
1.13	"Plan" means this Kindred Director Fee Deferral Plan, evidenced by this instrument as may be amended from time to time.
1.14	"Plan Year" means the twelve month period beginning on January 1 and ending on December 31.
1.15

"Retainer or Fees" means any fees established by the Board or the Committee to be paid in cash (but for this Plan) to a Director for serving on the Board, attending Board or committee meetings or for serving as chair of the Board or a Board committee, including any annual or quarterly cash retainer but not including expense reimbursements, equity or other awards paid in kind, nor dividends or dividend equivalents on equity awards.

1.16

"Termination of Service" means the date the Participant's term as a Director expires, the Participant resigns as a Director, or the Participant is removed as a Director, provided that the Company and Participant in good faith believe at that time that the Participant's status as a Director of the Company will not be renewed and that no other service relationship (as an employee or independent contractor) with the Related Group will continue or begin.  If the parties anticipate that some service relationship within the Related Group will continue after a Participant's term as a Director expires and is not renewed, in all events the Termination is deemed to occur 12 months after the date on which a Participant ceases to serve as a member of the Board of Directors, as long as the Participant does not actually perform services for the Related Group (as a director, employee or independent contractor) during such 12 month period, and in all events such date shall be determined in accordance with Code Section 409A and guidance thereunder dealing with "separation from service." "Related Group" for this purpose means the Company and all other companies or other organizations that are deemed to be a part of a controlled group of corporations that includes the Company or under common control with the Company within the meanings given those phrases in Code Section 414.

Section 2—Participation

All Directors who are not also employees of the Company or a member of its controlled group within the meaning of Code Section 414, are eligible to participate in the Plan.

Section 3—DEFERRAL ELECTIONS

3.1 Elections to Defer.  Each Participant may elect, by delivering an Election Form during the Annual Enrollment Period, to defer the receipt of his Retainer or Fees by any whole percentage of up to 100%.  The amount of the Participant Deferral shall be credited by the Company to an Account maintained for the Participant, which Account will be nonforfeitable at all times.  The Participant's Election Form shall become effective with respect to such Participant for deferrals designated thereon as of the first day of January following the date such form is received by the Committee, except as provided in Section 3.2 for newly-elected Directors and shall be irrevocable as of the last day of the Annual Enrollment Period with respect to the next Plan Year.

3.2 Newly-Elected Directors.  Notwithstanding the preceding section, a non-employee Director of the Company who is elected for the first time after the effective date of this Plan may make an election to defer his or her Retainer or Fees by submitting a written Election Form within the 30 day period beginning on the date the Director is elected (a "new Participant"), which election will apply only to Retainers or Fees paid with respect to calendar quarters that begin after the date of election. The exception for a mid-year election for a new Participant shall not apply unless the Participant can be treated as initially eligible in accordance with Treasury Regulation Section 1.409A-2(a)(7), which generally provides that this special election period shall not apply to Participants in this Plan who were, prior to eligibility hereunder, made eligible in any other plans of the Company (or its related companies) that must be aggregated with this Plan under Code Section 409A, and shall not apply to a Participant whose eligibility to defer under this Plan started, then ceased, then was renewed again, unless that Participant was not able to defer under this and all aggregated plans (if any) for the previous 24 months or longer.

3.3 Elections to Defer in Subsequent Years.  A Participant's deferral election, once made, shall continue and carryover from year to year, if not revoked in an Annual Enrollment Period with respect to an upcoming Plan Year. No revocation shall be effective until the beginning of the next Plan Year after it is delivered to the Company.

3.4 Fees for Periods that Span Plan Years.  Retainer or Fees payable after the last day of the Plan Year for services provided in the prior Plan Year will be subject to the Election Form in effect for the year in which the related services were performed, not the Election Form in effect on the date the Retainer or Fees would otherwise be paid in cash.

Section 4—CONTRIBUTION AND INTEREST CREDITING TO ACCOUNTS

4.1 Withholding of Deferral Amounts.  For each Plan Year, the Participant's Deferral Amount shall be withheld and credited to the Plan on each pay date for a Retainer or Fees in accordance with the Participant's elected deferral percentage.

4.2 Interest Crediting—Ongoing.  The rate of interest for crediting in all cases shall be the Crediting Rate.  Interest shall be credited and compounded monthly on a Participant's Account Balance as if the Participant's Deferral Amount credited during a month was made on the 15th day of the month.

4.3 Interest Crediting—In Month of a Distribution.  In the case of a Participant who receives a lump sum distribution of his or her entire Account Balance during a month, such distribution shall be treated for purposes of interest crediting as if the distribution were made on the first day of the month, and no interest shall be credited for the partial month prior to the date on which the distribution occurs.  In the case of a Participant who receives a partial distribution of his or her Account Balance during a month, the partial distribution amount shall be deducted from the Participant's Account Balance for purposes of future interest crediting as if such partial distribution were made on the first day of the month.

Section 5—Distribution of Account

5.1 Payment Timing and Form.  If the Participant terminates service with the Company, the balance in the Account shall be paid (or begin to be paid) to the Participant by the Company on the first day of the calendar month following a six-month period after

Termination of Service (e.g., on August 1, for a termination during the month of January), unless such Termination was on account of death, in which case it will be paid (or begin to be paid) no more than 90 days after death (unless reasonably delayed due to a need to identify or locate a Beneficiary). All payments shall be in a single lump sum, unless the Participant elects payment in installments over a period of up to 10 years, no later than the end of the first Annual Enrollment Period in which the Participant elects a deferral hereunder (or, in the case of a new Director, the end of the 30-day enrollment period allowed by Section 3.2), and upon the end of such enrollment period, the election (or deemed lump sum election) will be irrevocable.

5.2 Payments Delayed in Certain Circumstances.  Notwithstanding anything herein to the contrary, any payment due to a Participant or Beneficiary on a date specified hereunder shall be delayed for all similarly situated Participants, on a reasonably consistent basis: (i) if the Committee reasonably determines that making the payment will violate Federal securities law or other applicable laws, then the payment will not be made until the earliest date on which the Committee reasonably anticipates that the payment will not cause any such violation, provided that for purposes of this Section, inclusion of any amount in gross income or the application of any penalty or other provision of the Code shall not be considered a violation of applicable law; and (ii) upon the happening of any other event or condition the Internal Revenue Service may provide in applicable guidance under Code Section 409A.

5.3 Other Permitted Accelerations of Payment.  The Company may permit acceleration of the time or schedule of any payment under the Plan provided such acceleration would be permitted by the provisions of Treas. Reg. §1.409A-3(j)(4) (which regulation requires that no Participant be allowed to elect whether to exercise this discretion with respect to such Participant's Account), including the following events:

(a)

Domestic Relations Order.  A payment may be accelerated if such payment is made to an alternate payee pursuant to and following the receipt and qualification of a domestic relations order as defined in Code Section 414(p).

(b)

Compliance with Ethics Agreements and Legal Requirements.  A payment may be accelerated as may be necessary to comply with ethics agreements with the Federal government or as may be reasonably necessary to avoid the violation of Federal, state, local or foreign ethics law or conflicts of laws, in accordance with the requirements of Code Section 409A.

(c)

De Minimis Amounts.  A payment may, in the Company's discretion, be accelerated and paid in a lump sum if (i) the Company exercises such discretion in writing, (ii) the amount of the payment is not greater than the applicable dollar amount under Code Section 402(g)(1)(B), and (iii) at the time the payment is made the amount constitutes the Participant's entire interest under the Plan and all other plans that are aggregated with the Plan under Reg. Sec. 1.409A-1(c)(2).

(d)

State, Local or Foreign Taxes.  A payment may be accelerated to the extent required to pay state, local or foreign tax obligations arising from participation in this Plan that apply to an amount deferred before the amount is otherwise payable hereunder.  The total payment under this subsection (d) may not exceed the aggregate of the state, local or foreign tax obligations and any income tax withholding related to same.

(e)

Section 409A Additional Tax.  A payment may be accelerated if the Plan fails to meet the requirements of Code Section 409A; provided that such payment may not exceed the amount required to be included in income as a result of the failure to comply with the requirements of Code Section 409A.

(f)	Other Events. A payment may be accelerated in the Committee's discretion in connection with such other events and conditions as permitted by Code Section 409A.

5.4 Taxes and Withholding.  The Company or the trustee of the Trust, if any, may withhold from any distribution under this Plan any and all taxes required to be withheld by applicable law (if any), with respect to the Participant.

Section 6—Beneficiary

The Participant's beneficiary shall be the person or persons designated by the Participant on a completed beneficiary designation form similar to that set forth as Annex B to this Plan that is filed with the Committee or its designee.  If the Participant does not designate a beneficiary, the beneficiary shall be the Participant's surviving spouse.  If the Participant does not designate a beneficiary and has no surviving spouse, the beneficiary shall be the Participant's estate.  The designation of a beneficiary may be changed or revoked only by filing a completed new beneficiary designation form with the Committee or its designee. The Committee shall be entitled to rely on the last such form actually received before the Participant's death.  A person designated as beneficiary by the Participant, whether primary or contingent, must, if the beneficiary designation does not specifically provide to the contrary, survive the Participant until at least the payment date for such benefit in order for that Beneficiary to be entitled to be paid the benefit or the portion thereof then due.  Any beneficiary may disclaim all or any part of any benefit to which such beneficiary shall be entitled hereunder by filing a written disclaimer with the Committee before payment of such benefit is to be made.  Such a disclaimer shall be made in a form satisfactory to the Committee and shall be irrevocable when filed.  Any benefit disclaimed shall be payable from the

Plan in the same manner as if the beneficiary who filed the disclaimer had predeceased the Participant. The distribution of an Account to a Beneficiary shall fully and completely discharge the Committee and the Company from all further obligations under this Plan with respect to the Participant.

Section 7—TERMINATION OR AMENDMENT

7.1 Termination of the Plan.  The Company reserves the right to terminate the Plan by the action of its Board and distribute the Account Balances of all Participants as provided in this Section, or under such other circumstances as permitted under guidance published by the Internal Revenue Service under Code Section 409A.  If the Company terminates the Plan, no further deferrals shall be made, and the Account Balance of all Participants will be determined as if the Participant had experienced a Termination of Service on the date of Plan termination.  Except as otherwise provided in this Section, the termination of the Plan shall not adversely affect any Participant or Beneficiary who has become entitled to the payment of any benefits under the Plan as of the date of the Plan's termination.

(a)

Corporate Dissolution or Bankruptcy.  The Company may terminate the Plan within 12 months of a corporate dissolution taxed under Code Section 331 or with the approval of a bankruptcy court pursuant to 11 U.S.C. §503(b)(1)(A), provided that all Account Balances are distributed and included in the gross incomes of Participants and Beneficiaries in the later of (1) the calendar year in which the Plan termination occurs or (2) the first calendar year in which the payment is administratively practicable.

(b)

Change in Control.  The Company may terminate the Plan within 30 days before or 12 months after a Change in Control Event, provided that all Account Balances are distributed within 12 months of the effective date of termination, and that any deferred compensation arrangements maintained by the Company or any other organization under common control with the Company as determined under Code Section 414 that are treated as a single plan under Treas. Reg. §1.409A-2(j)(ix)(B) also are terminated with all deferred amounts distributed within 12 months of termination.  For purposes of this Section, a "Change in Control Event" means a change in control of the Company, a change in effective control of the Company or a change in the ownership of a substantial portion of the Company's assets, the occurrence of which is objectively determinable, all within the meaning of Code Section 409A and applicable guidance issued thereunder.

(c)

Elimination of Account-Based Deferred Compensation Arrangements.  The Company may, in its sole and complete discretion, terminate this Plan at any time, provided that (1) the termination is not made proximate to a downturn in the financial health of the Company; (2) the Company or any other organization under common control with the Company as determined under Code Section 414 terminate any and all other nonqualified deferred compensation plans or arrangements that would be required to be aggregated with this Plan under Code Section 409A and guidance issued thereunder; (3) no payments are made to any Participant or Beneficiary under this Plan within 12 months after the effective date of the Plan’s termination, except to the extent payments are otherwise due as a result of a Participant's Termination of Service; (4) all Account Balances are completely distributed within 24 months of the effective date of the Plan's termination; and (5) neither the Company nor any other organization under common control with the Company as determined under Code Section 414 may adopt or maintain another plan or arrangement that would be required to be aggregated with this Plan under Code Section 409A for a period of at least three years after the date all necessary actions to terminate this Plan are made.

7.2 Amendments.  The Company may, at any time and for any reason, amend or modify the Plan in whole or in part by the action of the Committee or the Board, and may make any amendment determined to be required to conform the Plan to the requirements of Code Section 409A in order to avoid income taxation to Participants of amounts accumulated hereunder until actually paid to Participants.  No amendment or modification shall have the effect of reducing the value of a Participant's Account Balance in existence at the time the amendment or modification is made (calculated as if the Participant had experienced a Termination of Service as of the effective date of the amendment or modification).  Except with respect to Company rights to accelerate payment of benefits upon Plan termination in the preceding section, no amendment or modification of the Plan shall affect the rights of any Participant or Beneficiary who is entitled to a distribution under the Plan as of the effective date of the amendment or modification.

Section 8—ADMINISTRATION

8.1 Committee Duties.  This Plan shall be administered by the Committee.  No member of the Committee shall be prohibited from being a Participant in this Plan solely by reason of membership in the Committee.  The Committee shall have the authority in its sole discretion (i) to make, amend, interpret and enforce such rules and regulations for the administration of this Plan as it deems necessary or appropriate; and (ii) to decide or resolve any and all questions, including claims for benefits, and make any interpretations with respect to the Plan that may arise in connection with the Plan.

8.2 Agents.  In the administration of this Plan, the Committee may, from time to time, employ agents and delegate to them such administrative duties as it sees fit (including acting through a duly appointed representative) and may from time to time consult with counsel who may be counsel to the Company.

8.3 Binding Effect of Decisions.  The decision or action of the Committee with respect to any question arising out of or in connection with the administration, interpretation and application of the Plan and the rules and regulations promulgated hereunder shall be final and binding upon all persons having any interest in the Plan.

8.4 Indemnification of the Committee.  The Company shall indemnify and hold harmless the members of the Committee, and each of them against any and all claims, losses, damages, expenses or liabilities arising from any action or failure to act with respect to this Plan, except in the case of willful misconduct.

8.5 Company Information.  To enable the Committee to perform its functions, the Company shall supply full and timely information to the Committee on all matters relating to the fees payable to Participants, the date and circumstances of the Termination of Service of its Participants, and such other pertinent information as the Committee may reasonably require.

Section 9—CLAIMS PROCEDURES

9.1 Presentation of and Decision on Claim.  Any Participant or Beneficiary who believes that he or she is entitled to benefits under the Plan in an amount greater than those received (a "Claimant") may deliver to the Committee a written claim for a determination with respect to the amounts distributable to such Claimant from the Plan.  Any claim that relates to the contents of a notice received by the Claimant from the Plan must be made within 60 days after such notice was received by the Claimant.  Any other claim must be made within 180 days of the date on which the event that gave rise to the claim occurred.  All claims must state with particularity the determination desired by the Claimant.

The Committee shall consider a Claimant's claim and shall notify the Claimant in writing of its determination within a reasonable amount of time and not later than 90 days from the date on which the claim was filed, unless special circumstances require an extension of time, in which case the Committee shall notify the Claimant of its determination within 180 days of the date on which the claim was filed.  In the event that special circumstances require an extension of time, the Claimant will be provided with written notice of the extension within the initial 90-day period, which notice shall explain the circumstances requiring an extension and provide the date on which the Committee expects to render a decision on the claim.  Notice of the Committee's determination shall provide either:

(a)	that the Claimant's requested determination has been made and that the claim has been allowed in full; or
(b)

that the Committee has reached a conclusion that is contrary, in whole or in part, to the Claimant's requested determination, in which case such notice shall set forth in a manner calculated to be understood by the Claimant: (i) specific reason(s) for the denial of the claim or any part thereof; (ii) specific reference(s) to pertinent provisions of the Plan upon which such denial was based; (iii) a description of any additional material or information necessary for the Claimant to perfect the claim, and an explanation of why such material or information is necessary; and (iv) an explanation of the claim review procedure set forth in Section 9.2 below, including applicable time limits and a statement of such Claimant's right to bring a civil action in the event that the denial is upheld on review.

9.2 Review of a Denied Claim.  Within 60 days after receiving a notice from the Committee that a claim has been denied, in whole or in part, (or 60 days after the claim is deemed denied) a Claimant (or the Claimant's duly authorized representative) may file with the Board a written request for a review of the denial of the claim.  Thereafter, the Claimant (or the Claimant's duly authorized representative) shall have the right to: (a) review documents pertinent to the claim; (b) submit written comments or other documents or information; and (c) request a hearing, which the Board in its sole discretion may grant or deny. When reviewing a denied claim, the Board shall take into account all comments, documents, records and other information submitted by the Claimant (or his or her duly authorized representative) and relating to the claim, without regard to whether such material or information was considered during the initial benefit determination. The Board shall render a written decision on review within a reasonable period of time and not later than 60 days after the written request for review is filed.

9.3 Legal Action.  Compliance by a Claimant with the foregoing provisions of this Section shall be a mandatory prerequisite to the Claimant's right to commence any legal action with respect to any claim for benefits under this Plan.

Section 10—OPTIONAL TRUST

10.1 Establishment of Trust.  The Company may in its sole discretion establish a Trust for the Plan and in that event the Company shall transfer over to the Trust such assets as the Company determines, in its sole discretion, are necessary to assist in providing funds to meet the Company's liabilities created hereunder.

10.2 Interrelationship of the Plan and Trust.  If the Company establishes a Trust, the provisions of the Plan shall govern the rights of a Participant or Beneficiary to receive distributions under the Plan.  The provisions of the Trust shall govern the respective rights of the Company, Participants and Beneficiaries, and the creditors of the Company to the assets transferred to the Trust.  The Company shall at all times remain liable to carry out its obligations under the Plan.  The Company's obligations under the Plan may be satisfied with Trust assets distributed pursuant to the terms of the Trust, and any such distribution shall reduce the Company's obligations under this Plan.

Section 11—MISCELLANEOUS PROVISIONS

11.1 Unsecured General Creditor Status.  No Participant or Beneficiary, or any of their heirs, successors or assigns, shall have any legal or equitable right, interest or claim to any property or assets of the Company or of any trust that might be created hereunder.  Any and all of the Company's assets shall be, and remain, the general, unpledged, unrestricted assets of the Company.  The Company's obligation under the Plan shall be merely that of an unfunded and unsecured promise to pay money in the future, and a Participant shall have only an unsecured contractual right to the amounts, if any, that may become payable hereunder, against the Company.

11.2 Rights of Participants.  The benefits provided for a Participant or Beneficiary under the Plan are in addition to any other benefits available to such Participant or Beneficiary under any other plan or program of the Company.  The Plan shall supplement and shall not supersede, modify or amend any other such plan or program except as may otherwise be expressly provided. Participation in the Plan, and any actions taken pursuant to the Plan, shall not create or be deemed to create a trust or fiduciary relationship of any kind between the Company and the Participant and shall not confer upon the Participant any separate right to remain a member of the Company's Board.

11.3 Company's Liability.  The Company's liability for the payment of benefits shall be defined only by this Plan document and the Company shall have no obligation to any Participant under the Plan except as expressly provided in this Plan.

11.4 Nonassignability; Domestic Relations Order Exception.  Neither a Participant nor any other person shall have any right to commute, sell, assign, transfer, pledge, anticipate, mortgage or otherwise encumber, transfer, hypothecate or convey in advance of actual receipt, the amounts, if any, payable hereunder, or any part thereof, which are, and all rights to which are expressly declared to be, unassignable and non-transferable.  No part of the amounts payable shall, prior to actual payment, be subject to seizure or sequestration for the payment of any debts, judgments, alimony or separate maintenance owed by a Participant or any other person, nor be transferable by operation of law in the event of a Participant's or any other person's bankruptcy or insolvency.  The preceding sentences shall apply to the creation, assignment or recognition of any right to any benefit payable with respect to a Participant pursuant to a domestic relations order, unless such order is determined by the Committee or its agent to be a qualified domestic relations order, as defined in Section 414(p) of the Code.  Payment will be made to an alternate payee under a qualified domestic relations order at the time and in the form provided in the order, provided, however, that no order that attempts to provide for a payment form not otherwise available under the Plan will be considered a qualified domestic relations order or accepted by the Plan.  An order will not be deemed not to be qualified merely because it provides for payment of the alternate payee's interest at a time when the Participant is not yet entitled to a distribution.  Nothing in this Section gives any Participant a right to receive a distribution prior to the occurrence of one of the events described in Section 5.

11.5 Furnishing Information.  A Participant or his or her Beneficiary will cooperate with the Committee by furnishing any and all information requested by the Committee and take such other actions as may be requested in order to facilitate the administration of the Plan and the payments of benefits hereunder.

11.6 Governing Law.  The provisions of this Plan shall be construed and interpreted according to the laws of the Commonwealth of Kentucky without regard to its conflicts of laws principles, and in all events shall be construed and interpreted to conform to the requirements of Code Section 409A in order to avoid income taxation of amounts payable hereunder unless and until distributed to Participants.

11.7 Notices.  Any notice or filing required or permitted to be given to the Committee under this Plan shall be sufficient if in writing and hand-delivered, or sent by registered or certified mail, to the address below, or given in accordance with such other method as deemed acceptable by the Committee:

Kindred Healthcare, Inc.

Attention: General Counsel

680 South Fourth Street

Louisville, KY 40202

Such notice shall be deemed given as of the date of delivery or, if delivery is made by mail, as of the date shown on the postmark on the receipt for registration or certification. Any notice or filing required or permitted to be given to a Participant or Beneficiary under this Plan shall be sufficient if in writing and hand-delivered or sent by mail to the last known address of the Participant.

11.8 Successors.  The provisions of this Plan shall bind and inure to the benefit of the Company and its successors and assigns and each Participant and the Participant's designated Beneficiary(ies).

11.9 Payment for a Minor or Incompetent.  If the Committee determines in its discretion that a benefit under this Plan is to be paid to a minor, a person declared incompetent or to a person incapable of handling the disposition of his or her property, the Committee may direct payment of such benefit to the guardian, legal representative or person having the care and custody of such minor, incompetent or incapable person.  The Committee may require proof of minority, incompetency, incapacity or guardianship, as it may deem appropriate prior to distribution of the benefit.  Any payment of a benefit pursuant to this Section shall be a payment for the account of the Participant or Beneficiary, as the case may be, and shall be a complete discharge of any liability under the Plan for such payment amount.

IN WITNESS WHEREOF, the Company has caused this Plan to be executed, effective as of January 1, 2016, but actually on the date set forth below.

KINDRED HEALTHCARE, INC.

By:	/s/ Stephen R. Cunanan
Printed Name:	Stephen R. Cunanan
Title:	Chief People Officer

ANNEX A

TO THE KINDRED DIRECTOR FEE DEFERRAL PLAN

DEFERRAL ELECTION FORM

Instructions:

To initially enroll and designate the percentage of your cash Retainer or Fees that you would like to defer, complete and return this form before December 31, 2015 or, if later, within 30 days after you are elected as a non-employee member of the Board of Directors of Kindred Healthcare, Inc.  When you first enroll, you should also complete a Payment Election Form, if you would like to elect an installment form of payment. If you enrolled previously, your prior deferral elections will remain in effect in future calendar years, if not changed on this form and delivered by December 31 before the year begins.

DEFERRAL AMOUNT ELECTION

This is an Election Form as contemplated by the Plan.  This Agreement becomes irrevocable with respect to a Director's Retainer or Fees earned in the next Plan Year, if submitted on or before December 31 of the prior year (December 31, 2015 to apply to 2016 Retainer or Fee payments) and will carry over to future Plan Years, unless a new Election Form is submitted to make a change before a new Plan Year begins.

I hereby elect to defer	%

(enter -0- or a whole % up to 100%; if no percentage is entered in the box, no change in your prior deferral percentage will be made; if you want to stop deferring, you must enter -0-)

of all Retainer or Fees that would otherwise be paid to me in cash (but not reimbursements, dividend equivalents or equity awards) for services as a Kindred Director.

If any Retainer or Fees are paid in one year and relate to service in a prior calendar year, I understand that the % deferral (if any) I elected with respect to a prior service year, if different than my % deferral in the year of payment, will apply to those fees paid in arrears.

By making this election, I understand that my deferral will be credited to a bookkeeping account and credited with interest annual rate based on Moody's Corporate Bond Yield Baa Average for the month of October preceding the first day of each Plan Year, and will not be paid (or begin to be paid, if I timely elected installments) until the 7th month after my Board service ends, as provided in the Plan.  I understand that I have no interest in any specific assets of Kindred to support or secure this promise to pay in a future year.

Capitalized terms used in this form but not defined shall have the meanings given in the Plan.

This election made this ___ day of __________, 20__.

	Name:	(please print)
Participant signature

For Kindred Use Only

Form Received on _____________, 20__, by:___________________________

KINDRED DIRECTOR FEE DEFERRAL PLAN

PAYMENT ELECTION FORM

The undersigned Participant hereby elects that the Participant's entire Account Balance under the Plan be distributed as follows if Termination of Service is for any reason other than death (check only one):

☐	Lump sum
☐	Installments paid annually over ___ years (insert a number from 2 through 10)

The Participant hereby elects to have the Account Balance distributed in the following form of Termination of Service is on account of death (check only one):

☐	Lump sum
☐	Installments paid annually over ___ years (insert a number from 2 through 10)

This election becomes irrevocable when the first deferral election made by a Director under the Plan becomes irrevocable (i.e., January 1 if enrolled for the first time for an entire Plan Year, or, in the case of a newly-elected Director who joins the plan in that first year, when the Director's first deferral election is effective 30 days after eligibility). If no Payment Election Form is completed and delivered to Kindred within that time period, benefits will be paid in all events in a single lump sum.

This election made this ___ day of __________, 20__.

	Name:	(please print)
Participant signature

For Kindred Use Only

Form Received on _____________, 20__, by:___________________________

Annex B to the Kindred Director Fee Deferral Plan

BENEFICIARY DESIGNATION

Pursuant to Kindred Director Fee Deferral Plan (the "Plan"), the undersigned Participant hereby designates the following as the Participant's beneficiary to receive any Account Balance accumulated and not yet paid, in a single lump sum after my date of death:

Primary Beneficiary(ies)*

* Note, if you reside in a community property state, spousal consent will be required for you to validly designate a primary beneficiary other than your spouse; if one or more primary beneficiaries designated below does not survive the participant, the percentage indicated will be adjusted for those remaining to equal 100%, unless "per stirpes" is specified, in which case the deceased beneficiary's share will be divided among that beneficiary's issue

Name and current address	Relationship	% Share

Contingent Beneficiary(ies)

to be paid if no Primary Beneficiary survives

Name and current address	Relationship	% Share

This designation of beneficiary may be revoked or amended by the Participant at any time without the consent of a previously-designated beneficiary.  The last valid written beneficiary designation on file with the Company prior to a Participant's death will control payment of an Account Balance.  If all beneficiaries predecease the Participant, or no beneficiary is designated the terms of the Plan will dictate to whom the Account Balance is paid.

Capitalized terms used in this form but not defined shall have the meanings given in the Plan.

Signature

By:
(print name and signing capacity)

Date:

Spousal Consent (if required due to residence in a community property state):

Printed name:

Signature:	Date